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                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

THIS AGREEMENT effective the 1st day of February, 1997

BETWEEN:

             JOHN M. MUSACCHIO, a resident of Monroeville, Pennsylvania

             (the "Executive")

AND:

             ICHOR CORPORATION, a Delaware corporation, with offices at 300 Oxford Drive, Monroeville, Pennsylvania, U.S.A., 15146

             (the "Corporation")


WHEREAS:

A. The Corporation desires to continue to employ the Executive, and the Executive desires to continue his employment with the Corporation, as Chief Operating Officer ("COO"); and

B. The Corporation and the Executive wish to amend the employment agreement between the Corporation and the Executive dated November 30, 1995 as set out in this amended and restated employee agreement (the "Agreement").

NOW THEREFORE, in consideration of the mutual obligations herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                                  ARTICLE 1
                                  EMPLOYMENT

1.1 The Corporation hereby employs the Executive to render services to the Corporation as COO. The Executive shall devote his full time and attention to rendering his services in the general management of the business of the Corporation and shall report to the President and board of directors of the Corporation or a committee or subcommittee thereof, as may be established from time to time (the "Board").

1.2 The Executive hereby accepts such employment and agrees that he will, during the continuance hereof, devote his full time and attention and best talents and abilities to the duties of employment hereby accepted by him.

1.3 The Executive agrees to serve without additional compensation as a director or member of any committee of the Board.


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                                  ARTICLE 2
                             TERM AND TERMINATION

2.1 The Corporation acknowledges that the term of the Executive's employment commenced on November 30, 1995 and continues at the will of the Corporation.

2.2 The Executive shall have the right to terminate this Agreement provided he gives the Corporation written notice of his intent to terminate at least six (6) months before his anticipated termination date, in which case the Executive shall be entitled to the benefits, if any, hereinafter set forth.

2.3 The Corporation may terminate the employment of the Executive at any time, without cause, at which event this Agreement shall automatically terminate in its entirety, and the Executive shall be entitled to a severance benefit of one (1) year of Annual Salary (as defined herein) (the "Severance Benefit"). The Severance Benefit shall be paid in twelve (12) consecutive equal monthly instalments beginning the first of the month following termination. Notwithstanding the above, the Corporation may terminate the Executive's employment for cause without notice or payment.

                                  ARTICLE 3
                                COMPENSATION

3.1 As compensation to the Executive for his performance of the services to be rendered hereunder and for his performance of all the additional obligations of employment imposed by common law or statutory law with respect to his positions and offices with the Corporation, the Corporation agrees to pay to the Executive and the Executive agrees to accept the following salary, other compensation and benefits, in addition to the other compensation and benefits provided under this
      Agreement:

      (a) During the term of this Agreement, the Corporation shall pay the Executive, in equal monthly installments, a salary at an annual rate of $165,000 or such greater rate as the President or the Board may from time to time determined (the most recent rate, annualized, being herein referred to as the "Annual Salary").

      (b) As long as the Executive is an employee of the Corporation, if the Corporation awards its executive class of officers bonuses and/or additional incentive compensation, the Executive shall be entitled to equitably participate in such bonuses and/or additional incentive compensation as determined and awarded in the discretion of the Compensation Committee of the Board.

      (c) The Executive shall be entitled to participate, so long as he is an employee of the Corporation, in any and all of the Corporation's present or future employee benefit plans, insurance plans, and other benefits, which are generally applicable to the Corporation's executives; provided, however, that the accrual and/or receipt by the


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           Executive of benefits under and pursuant to any such present or future employee benefit plan shall be determined and controlled by the provisions of such plan.

      (d) The Executive shall be entitled to retain and continue to enjoy such perquisites that he is presently receiving and those which are granted by the President or the Board to the Executive during the term of this Agreement.

                                  ARTICLE 4
                         COVENANT AGAINST COMPETITION

4.1   The Executive agrees that:

      (a)  at all times during the term of this Agreement;

      (b)  for two years after the Executive retires; and

      (c) during any time in which the Executive is receiving an Annual Salary from the Corporation, or the equivalent of his Annual Salary from the Corporation or any of its subsidiaries, after this Agreement has been terminated, the Executive will not directly or indirectly engage in any business which is substantially competitive with any business then actively conducted by the Corporation or any of its subsidiaries, either as owner, partner or officer, or employee of such a business, and the Executive will not consult with any such a business; provided, however, that ownership by the Executive of not more than five percent (5%) of the outstanding shares of stock of any such business listed on any national stock exchange or of not more than twenty-five percent (25%) of the stock of any such business not so listed shall not be deemed to amount to a violation of this covenant.

                                  ARTICLE 5
                       WITHHOLDING OF APPROPRIATE TAXES

5.1 It is understood and agreed by the parties hereto that the Corporation shall withhold appropriate taxes from compensation and with respect to any other economic benefits herein provided when such withholding is, in the reasonable judgment of the Corporation, required by law or regulation.

                                  ARTICLE 6
                                   GENERAL

6.1 This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of the Executive with the Corporation and constitutes the entire agreement with respect thereto. It cannot be changed or terminated orally and may be modified only by a subsequent written agreement executed by both the parties hereto. There are no representations, warranties, forms, conditions, undertakings, rights, entitlements or


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      collateral agreements, express, implied or statutory, between the parties hereto with respect to the employment of the Executive with the Corporation, except as expressly set forth in this Agreement.

6.2 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

6.3 This is a personal service agreement which may not be assigned by the Executive. Any assignment in violation of this covenant shall be null and void.

6.4 Except as otherwise provided in Section 6.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

6.5 If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

6.6 This Agreement may be executed in several parts and in the same form and by facsimile and such parts as so executed shall together constitute one original document, and such parts, if more than one, shall be read together and construed as if all the signing parties had executed one copy of the said agreement.

IN WITNESS WHEREOF, the Executive has signed and sealed this Agreement and the Corporation has caused this Agreement to be executed by a duly authorized person and its corporate seal to be hereunto affixed the day and year first above written.

Signed in the presence of              )
                                       )
   /s/ Dionne M. Wiederstein           )               /s/ John M. Musacchio
-----------------------------------    )               ----------------------
Name of Witness                        )               JOHN M. MUSACCHIO

339 Haymaker Rd.                       )
-----------------------------------    )
Address of Witness                     )
                                       )
Monroevile, PA   15146                 )
-----------------------------------    )


ICHOR CORPORATION

By:    /s/ Michael J. Smith
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Name:                                                           c/s
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Title:
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